UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 17, 2004
                Date of Report (Date of earliest event reported)

           -----------------------------------------------------------
                           ACURA PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)
           -----------------------------------------------------------

    STATE OF NEW YORK                   1-10113                              11-0853640
(State of Other Jurisdiction         (Commission File Number)              (I.R.S. Employer
     of Incorporation)                                                   Identification Number)

                          616 N. NORTH COURT, SUITE 120
                            PALATINE, ILLINOIS 60067
               (Address of principal executive offices) (Zip Code)

                                 (847) 705-7709
               (Registrant's telephone number, including are code)

                              HALSEY DRUG CO., INC.
          (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

       Effective as of November 17, 2004, the employment of Mr. Viaji Kumar, the Company's Chief Operations Officer, ceased following the expiration of the term of his employment agreement. The Company's decision not to renew Mr. Kumar's employment agreement was not the result of any disagreement between Mr. Kumar and the Company on any matter relating to the Company's operations, policies or practices. No replacement for Mr. Kumar will be sought by the Company in light of the Company's recently restructured operations and the appointment in April 2004 of a Chief Scientific Officer, whose responsibilities include those typically performed by a chief operations officer.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ACURA PHARMACEUTICALS, INC.


                                             By:  /s/ Peter A. Clemens
                                                  ------------------------------
                                                      Peter A. Clemens
                                                      Senior Vice President
                                                      & Chief Financial Officer

Date:  November 18, 2004